Form 8-KA2 Page 7


                         PARALLEL ROBOTICS SYSTEMS INC.
                     INDEX TO AUDITED FINANCIAL INFORMATION

Exhibit 99.1                                                              Page
                                                                          Number
                                                                          ------
PARALLEL ROBOTICS SYSTEMS INC.-AUDITED FINANCIAL STATEMENTS AND NOTES

Report of Independent Registered Public Accounting Firm                      8

Balance Sheets as of March 31, 2005 and 2004                                 9

Statements of Operations for the years ended March 31, 2005 and 2004         10

Statements of Stockholders' Deficit for the years ended March 31,
2004 and 2005                                                                11

Statements of Cash Flows for the years ended March 31, 2005 and 2004         12

Notes to the Financial Statements                                          13-18

                                                               Form 8-KA2 Page 8


                            HANSEN, BARNETT & MAXWELL
                           A Professional Corporation
                          CERTIFIED PUBLIC ACCOUNTANTS
                            5 Triad Center, Suite 750
                          Salt Lake City, UT 84180-1128
                              Phone: (801) 532-2200
                               Fax: (801) 532-7944
                                 www.hbmcpas.com

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Parallel Robotics Systems Inc.
Hampton, New Hampshire

We have audited the balance sheets of Parallel Robotics Systems Inc. as of March 31, 2005 and 2004, and the related statements of operations, stockholders' deficit and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Parallel Robotics Systems Inc. as of March 31, 2005 and 2004, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.


                                              HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
June 20, 2006

                                                               Form 8-KA2 Page 9


                        PARALLEL ROBOTICS SYSTEMS, INC.
                                 BALANCE SHEETS

                                                                                March 31, 2005    March 31, 2004
                                                                                --------------    --------------
ASSETS
CURRENT ASSETS:
Cash and cash equivalents                                                       $       60,953    $       11,996
Accounts receivable, net of allowance for doubtful accounts of
  $6,816 and $0 as of March 31, 2005 and 2004, respectively                             22,263            59,458
Inventory                                                                               82,609           196,274
Prepaid expenses                                                                            --             9,860
Related party working capital advances                                                 114,656            24,130
Other current assets                                                                       701             2,101
                                                                                --------------    --------------
TOTAL CURRENT ASSETS                                                                   281,182           303,819

OTHER ASSETS:
Property and equipment, net of accumulated depreciation of $16,818 and
  $9,880 as of March 31, 2005 and 2004, respectively                                    12,993            17,983
Software, net of accumulated depreciation of $2,460 as of March 31, 2005                 2,480                --
Software development costs, net of accumulated amortization of $26,619
  and $12,458 as of March 31, 2005 and 2004, respectively                               96,631            92,446
Security deposits                                                                       12,000            12,000
                                                                                --------------    --------------
TOTAL ASSETS                                                                    $      405,286    $      426,248
                                                                                ==============    ==============

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable                                                                $       12,785    $       50,963
Accrued expenses                                                                        29,904            47,908
Deferred revenue                                                                        54,144           385,365
Credit card advances, related party                                                     71,863            86,140
Note payable, including accrued interest of $336,611 and $190,836 as of
  March 31, 2005 and 2004, respectively                                              1,836,752         1,085,977
Loan payable, auto, current                                                              4,931             4,313
Note payable, related party                                                                200               200
                                                                                --------------    --------------
TOTAL CURRENT LIABILITIES                                                            2,010,579         1,660,866

LONG TERM LIABILITIES:
Loan payable, auto, long-term                                                               --             4,931
Note payable                                                                            80,000            80,000
                                                                                --------------    --------------
TOTAL LIABILITIES                                                                    2,090,579         1,745,797
                                                                                --------------    --------------
SHAREHOLDERS' DEFICIT:
Accumulated deficit                                                                 (1,685,293)       (1,319,549)
                                                                                --------------    --------------
Total shareholders' deficit                                                         (1,685,293)       (1,319,549)
                                                                                --------------    --------------
TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT                                     $      405,286    $      426,248
                                                                                ==============    ==============

   The accompanying notes are an integral part of these financial statements

                                                              Form 8-KA2 Page 10


                        PARALLEL ROBOTICS SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS

                                                     FOR THE YEARS ENDED
                                               --------------------------------
                                               March 31, 2005    March 31, 2004
                                               --------------    --------------

Equipment revenue                              $      546,087    $      196,303
Services revenue                                      201,099           190,134
                                               --------------    --------------
Total revenue                                         747,186           386,437

Cost of sales                                         521,165           350,907
                                               --------------    --------------
Gross profit                                          226,021            35,530

Operating expense:
Selling                                                58,148            95,746
General and administrative                            337,561           531,710
Research and development                               40,244            44,580
                                               --------------    --------------
Total operating expense                               435,953           672,036
                                               --------------    --------------
Operating loss                                       (209,932)         (636,506)
                                               --------------    --------------
Other expense:
Interest expense                                     (155,812)         (135,361)
                                               --------------    --------------
Total other expense                                  (155,812)         (135,361)
                                               --------------    --------------

Net loss before provision
  for income taxes                                   (365,744)         (771,867)

Provision for income taxes                                 --                --
                                               --------------    --------------

Net loss                                       $     (365,744)   $     (771,867)
                                               ==============    ==============

   The accompanying notes are an integral part of these financial statements.

                                                              Form 8-KA2 Page 11


                         PARALLEL ROBOTICS SYSTEMS, INC.
                       STATEMENTS OF STOCKHOLDERS' DEFICIT
                   FOR THE YEARS ENDED MARCH 31, 2004 AND 2005

                                               Common Stock
                                       ----------------------------     Accumulated
                                          Shares          Amount          Deficit
                                       ------------    ------------    ------------
Balance at March 31, 2003                        --    $         --    $   (547,682)

Net loss for the year
  ended March 31, 2004                           --              --        (771,867)
                                       ------------    ------------    ------------
Balance at March 31, 2004                        --              --      (1,319,549)

Net loss for the year
  ended March 31, 2005                           --              --        (365,744)
                                       ------------    ------------    ------------
Balance at March 31, 2005                        --    $         --    $ (1,685,293)
                                       ============    ============    ============

   The accompanying notes are an integral part of these financial statements.

                                                              Form 8-KA2 Page 12


                         PARALLEL ROBOTICS SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS

                                                            FOR THE YEARS ENDED
                                                      --------------------------------
                                                      March 31, 2005    March 31, 2004
                                                      --------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                              $     (365,744)   $     (771,867)
Adjustments to reconcile net loss to net cash
from operating activities:
  Depreciation and amortization                               23,558            15,246
Changes in assets and liabilities:
  Accounts receivable                                         37,195           (37,677)
  Inventory                                                  113,665          (163,372)
  Other current assets                                        11,260             3,790
  Accounts payable                                           (38,178)           29,610
  Deferred revenue                                          (331,221)          322,032
  Accrued liabilities                                        (18,004)           20,435
  Security deposit                                                --           (12,000)
  Accrued interest on loan payable                           145,775           137,315
                                                      --------------    --------------
NET CASH FROM OPERATING ACTIVITIES                          (421,694)         (456,488)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of equipment                                         (6,888)           (5,543)
Purchase of software development                             (18,346)          (56,891)
Related party working capital advances                      (500,394)          (24,130)
Repayment of related party receivable                        409,868                --
                                                      --------------    --------------
NET CASH FROM INVESTING ACTIVITIES                          (115,760)          (86,564)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from loan payable, Flood Trust                      605,000           499,000
Credit card advances, related party                          (14,277)           60,165
Auto loan payments                                            (4,313)           (4,296)
                                                      --------------    --------------
NET CASH FROM FINANCING ACTIVITIES                           586,410           554,869

Net increase in cash                                          48,957            11,818
Cash and cash equivalents, beginning                          11,996               178
                                                      --------------    --------------
Cash and cash equivalents, ending                     $       60,953    $       11,996


Supplemental disclosure of cash flow information:
Cash paid for interest                                $       10,036    $        6,022
Cash paid for income taxes                            $           --    $           --

   The accompanying notes are an integral part of these financial statements.

                                                              Form 8-KA2 Page 13


                         PARALLEL ROBOTICS SYSTEMS INC.
                          NOTES TO FINANCIAL STATEMENTS
                             MARCH 31, 2005 AND 2004

NOTE 1 -- ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Organization, Acquisitions and Mergers and Controlling Shareholder -- Parallel Robotics Systems Inc. ("Robotics" or the "Company") is a New Hampshire corporation headquartered in Hampton, New Hampshire. Robotics was formed in January 2002. At that time, Robotics entered into a licensing agreement with the Hexel Corporation ("Hexel") to utilize their intellectual property to build parallel robots. Robotics is engaged in the development, manufacture and marketing, directly or through collaborations with one or more third parties, of proprietary materials handling and machine technology, and hardware and software based upon such technology, which is generally referred to as hexapod technology.

Nature of Business - Robotics is in the business of building robots, called rotopods and hexapods. These robots are similar to the type of apparatus used to move flight simulators. The robots allow movement in all planes of motion and are primarily purchased by companies for product development and testing, although some robots are used in manufacturing. A significant component of the robot package is the customized software program that operates the robot's motions. On average, it takes three to six months to build a robot. Although many of the components of a robot are standard from contract to contract, each contract typically requires certain modifications to the standard product. A single contract generally generates revenue of approximately $125,000. Robotics sells its products nationally and internationally.

Basis of Presentation -- The financial statements have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). The Company's fiscal year is from April 1 through March 31.

Use of Estimates -- The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition -- The Company categorizes all pre-shipment progress payments from the customers and service agreement revenues as "deferred revenue" on the balance sheet. Upon shipment of the robot, the Company releases the related prepayment liabilities to equipment revenue, along with the related cost of sales. Should a completed robot have its shipment temporarily delayed, as authorized by the customer (for example, the customer's facility may not yet be prepared to install the robot), the Company will recognize the robot's prepayment revenue and cost of sales at time of completion of the robot.

Services revenue is comprised of billings to third parties for the contracted use of Company employees and deferred service agreement revenue. The Company recognizes revenue for billings to third parties for the contracted use of Company employees at the time of invoicing (services have already been provided). Deferred service agreement revenue is recognized over the life of the agreement. Costs are recognized as incurred.

Business Condition -- The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has experienced losses from operations and has current ratio deficits. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis, to obtain additional financing as may be required, and ultimately to attain successful operations for an extended period of time. Should the Company not succeed in its pursuit of either equity financing, debt financing, or significant sales improvements, the Company may not be able to continue as a going concern and may need to curtail or cease operations.

Cash and Cash Equivalents -- Cash equivalents include highly liquid, short-term investments with original maturities of three months or less, readily convertible to known amounts of cash.

Accounts Receivable -- Accounts receivable are recorded at the invoiced amount. An allowance for doubtful accounts would be the Company's best estimate of the amount of probable credit losses in the Company's existing accounts receivable. Management regularly analyzes accounts receivable, including any historical write-off experience, customer creditworthiness and current economic trends to determine a need, if any, for an allowance for doubtful accounts. As of March 31, 2005, management has determined that an allowance for doubtful accounts was necessary in the amount of $6,816.

                                                              Form 8-KA2 Page 14


                         PARALLEL ROBOTICS SYSTEMS INC.
                          NOTES TO FINANCIAL STATEMENTS

Inventory -- Inventory is stated at the lower of cost (first-in, first-out) or market. Market value is estimated based upon assumptions made about future demand and market conditions. If the Company determines that the actual market value differs from the carrying value of the inventory, the Company will make an adjustment to reduce the value of the inventory. At March 31, 2005 and 2004, inventory consisted of work in process materials, capitalized labor and spare parts for robotics contracts. Those amounts were:

Inventory as of:                              March 31, 2005     March 31, 2004
                                              --------------     --------------

Work in Process                               $       26,357     $      127,252
Capitalized Labor                                     36,871             29,582
Spare Parts                                           19,381             39,440
                                              --------------     --------------
Total                                         $       82,609     $      196,274


Property and Equipment -- Assets are recorded at cost and depreciation is computed using the straight-line method over the assets' estimated useful lives, which range from three to seven years. Expenditures for maintenance, repairs, and renewals are charged to expense as incurred. Expenditures for major renewals and betterments, that extend the useful lives of existing equipment, are capitalized and depreciated. On retirement or disposition of property and equipment, the cost and accumulated depreciation are removed and any resulting gain or loss is recognized in the statement of operations.

At March 31, 2005 and 2004, property and equipment consisted of a vehicle, computers and machinery and equipment. Those amounts were:


Property and Equipment as of:                  March 31, 2005    March 31, 2004
                                               --------------    --------------

Vehicle                                        $       17,550    $       17,550
Computers                                               9,602             7,654
Machinery and Equipment                                 2,659             2,659
                                               --------------    --------------
Total Cost                                             29,811            27,863
Less: Accumulated Depreciation                        (16,818)           (9,880)
                                               --------------    --------------
Net Property and Equipment                     $       12,993    $       17,983


Intangible Assets -- The Company has an intangible asset, identified as "Software development" reflected on its balance sheets as of March 31, 2005 and 2004. This robotic software is a long-term asset and is the Company-built control system software for operating the machines that Robotics has been manufacturing and selling, and continues to sell to various industries. The amortization periods for the software development asset have been determined to be five and ten years. The five year amortization period applies to the portion of the asset that was developed to support additional generic motion control systems. The ten year amortization period applies to the portion of the asset that was developed as additions to the core application programming, essential to the basic operation of the robot.

Long-lived assets -- Long-lived assets are reviewed for impairment when situations arise that indicate the asset could be impaired. Recoverability of assets to be held and used is measured by comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount that the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Income Taxes -- No income taxes have been paid or accrued because the Company has had no net taxable income since inception for any fiscal period for which a tax return is required. The Company recognizes the amount of income taxes payable or refundable for the current year and recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement amounts of certain assets and liabilities and their respective tax bases (if such a difference exists), and the effect of net operating loss carry-forwards. Deferred tax assets are reduced by a valuation allowance to the extent that uncertainty exists as to whether the deferred tax assets would be ultimately realized.

Research and Product Development Costs -- The Company expenses research and product development costs as incurred.

Net Loss Per Share - Prior to the issuance of a share of stock to Kingston Systems Inc.("Kingston")as a component of the acquisition of Robotics (discussed in Note 8), the Company had no shares issued.

Fair Values of Financial Instruments -- The carrying amounts reported in the balance sheets for accounts receivables and debt obligations approximate their fair values.

Shipping Costs -- Costs to ship products to customers are charged to operations as incurred. During the years ended March 31, 2005 and March 31, 2004, the Company recognized shipping costs of $6,602 and $248, respectively, in cost of sales.

                                                              Form 8-KA2 Page 15


                         PARALLEL ROBOTICS SYSTEMS INC.
                          NOTES TO FINANCIAL STATEMENTS

Recent Accounting Pronouncements

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 123 (revised
2004),"Share-Based Payment," which is an amendment to SFAS No. 123, "Accounting for Stock-Based Compensation" and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees." This new standard eliminates the ability to account for share-based compensation transactions using APB No. 25 and requires such transactions to be accounted for using a fair-valued-based method, with the resulting cost recognized in the Company's consolidated financial statements. This new standard is effective for annual periods beginning after June 15, 2005. The Company has not awarded or granted any share-based compensation to date and, therefore, the adoption of this standard will not have an impact on the Company's consolidated financial statements until such time as share-based compensation is granted.

In December 2004, the FASB issued SFAS No. 153, "Exchange of Non-monetary Assets." SFAS No. 153 amends APB Opinion No. 29, "Accounting for Non-monetary Transactions," to eliminate the exception for non-monetary exchanges of similar productive assets. The Company was required to apply this statement to non-monetary exchanges after December 31, 2005. The adoption of this standard has not had a material impact on the Company's financial statements.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections" which replaces APB Opinions No. 20 "Accounting Changes" and SFAS No. 3 "Reporting Accounting Changes in Interim Financial Statements -- An Amendment of APB Opinion No. 28." SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the earliest practicable date, as the required method for reporting a change in accounting principle and restatement with respect to the reporting of a correction of an error. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

In June 2005, the FASB's Emerging Issues Task Force ("EITF") reached a consensus on Issue No. 05-6, "Determining the Amortization Period for Leasehold Improvements." The guidance requires that leasehold improvements acquired in a business combination or purchased subsequent to the inception of a lease be amortized over the lesser of the useful life of the assets or a term that includes renewals that are reasonably assured at the date of the business combination or purchase. The guidance is effective for periods beginning after June 29, 2005. The adoption of EITF No. 05-6 has not had a material impact on the Company's financial statements.

In February 2006, the FASB issued SFAS No. 155, which is an amendment of SFAS Nos. 133 and 140. This statement; a) permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, b) clarifies which interest-only strip and principal-only strip are not subject to the requirements of SFAS No. 133, c) establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation,
d) clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, e) amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. This statement is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of this statement is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. The adoption of this standard is not expected to have a material impact on the Company's financial statements.

In March 2006, the FASB issued SFAS No. 156, which amends SFAS No. 140. This statement establishes, among other things, the accounting for all separately recognized servicing assets and servicing liabilities. This statement amends SFAS No. 140 to require that all separately recognized servicing assets and servicing liabilities be initially measured at fair value, if practicable. This statement permits, but does not require, the subsequent measurement of separately recognized servicing assets and servicing liabilities at fair value. An entity that uses derivative instruments to mitigate the risks inherent in servicing assets and servicing liabilities is required to account for those derivative instruments at fair value. Under this statement, an entity can elect subsequent fair value measurement to account for its separately recognized servicing assets and servicing liabilities. By electing that option, an entity may simplify its accounting because this statement permits income statement recognition of the potential offsetting changes in fair value of those servicing assets and servicing liabilities and derivative instruments in the same accounting period. This statement is effective for financial statements for fiscal years beginning after September 15, 2006. Earlier adoption of this statement is permitted as of the beginning of an entity's fiscal year, provided the entity has not yet issued any financial statements for that fiscal year. The Company believes that adoption of this standard will not have a material impact on the Company's financial statements.

In July 2006, the FASB issued Interpretation (FIN) No. 48, "Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109." This Interpretation provides guidance for recognizing and measuring uncertain tax positions, as defined in SFAS No. 109, "Accounting for Income Taxes." FIN No. 48 prescribes a threshold condition that a tax position must meet for any of the benefit of an uncertain tax position to be recognized in the financial statements. Guidance is also provided regarding derecognition, classification and disclosure of uncertain tax positions. FIN No. 48 is effective for fiscal years beginning after December 15, 2006. The Company does not expect that this Interpretation will have a material impact on the Company's financial statements.

                                                              Form 8-KA2 Page 16


                         PARALLEL ROBOTICS SYSTEMS INC.
                          NOTES TO FINANCIAL STATEMENTS


NOTE 2 -- RELATED PARTY TRANSACTIONS

As of March 31, 2005, the Company was involved in the following related party transactions:

o The Company has credit card advances, related party, in current liabilities on its March 31, 2005 and 2004 balance sheets. Those advances are from George Coupe, President of Robotics, in the amounts of $71,863 and $86,140, respectively. Those advances are for the financing of operations and certain capital asset purchases. Those advances consist of the balances on personal credit cards of George Coupe that were and are being used exclusively for the Company's expenditures. The monthly payments on these cards include all of the monthly interest being charged by the credit card company and the "principal" balances are being repaid on a 12-month repayment schedule. The interest rates being paid to the credit card companies vary between 2.9% and 16.2%. The average interest rate paid was 6.6% for the period from April 1, 2004 through March 31, 2005.

o The Company has a note payable, related party, to George Coupe in the amount of $200 on the Company's March 31, 2005 and 2004 balance sheets. This demand note was issued in 2002 as part of the initial capitalization of Robotics. The note is non-interest bearing through April 1, 2006. Subsequent to that date, the note will bear interest at the rate of 8.0% per year.

o Robotics has a relationship with a privately owned company named Holo-Dek Gaming, Inc. ("Holo-Dek"). Robotics and Holo-Dek began sharing office facilities, a number of employees and certain expenses in 2004. The Flood Trust (the "Trust"), which has lent significant amounts to Robotics, is also a significant lender of working capital to Holo-Dek. As of March 31, 2005 and 2004, Robotics has provided working capital advances to Holo-Dek in the amounts of $114,656 and $24,130, respectively, which are shown in current assets on the Company's balance sheets.

o The Company has a licensing and royalty agreement with Hexel in connection with the co-ownership of certain technology. Hexel originally developed the robotics technology. That corporation is still in existence, however, with limited operations. Two current employees of Robotics are stockholders in Hexel. In addition, a major stockholder in the Company also owns a minor interest in Hexel. Hexel has licensed the use of all intellectual property to Robotics. Under the agreement, Robotics is required to pay to Hexel, on a quarterly reporting basis, 2% of gross sales, less shipping, tax, and other customary costs normally born by the seller, on products sold which incorporate the licensed software and intellectual property. Any enhancements/developments by Robotics to the robot technology, including software, is co-owned with Hexel pursuant to the licensing agreement. At March 31, 2005 and 2004, $6,184 and $3,120, respectively, was owed to Hexel (included in accrued expenses on the Company's balance sheet) with $3,064 and $3,120 recorded as an expense during the years ended March 31, 2005 and 2004, respectively.

NOTE 3 -- NOTES PAYABLE

As of March 31, 2005, the Company had a note payable to the Trust in the amount of $1,836,752, comprised of $1,500,141 principal and $336,611 of accrued interest. As of March 31, 2004, accrued interest on the note was $190,836. This note was payable upon demand. As of October, 2004, the accrual of interest on the note was temporarily delayed until October, 2005. Beginning at that date, interest would accrue daily at 8% per year. This note was converted into common stock of Kingston as a component of the purchase of Robotics by Kingston, discussed in detail in Note 8. This note is shown in current liabilities on the Company's balance sheets.

The Company has an additional $80,000 note payable to the Trust which was issued in 2002 as part of the initial capitalization of Robotics and requires yearly principal payments of $16,000, beginning April 1, 2006 through March 31, 2011. The note is non-interest bearing through April 1, 2006 and, thereafter, will bear interest at the rate of 8.0% per year (unpaid interest will be compounded). This note is shown in long-term liabilities on the Company's balance sheets.

The Company has an auto loan payable on its balance sheets. The outstanding balance of the loan was a current liability of $4,931 on March 31, 2005 and $9,244 ($4,313 current liability and $4,931 long-term liability) on March 31, 2004. The loan was acquired in April, 2002, is payable monthly over 4 years and has an annual interest rate of 6.91%.

NOTE 4 -- INTANGIBLE ASSETS

The Company has an intangible asset, identified as "Software development" reflected on its balance sheets as of March 31, 2005 and 2004. This robotic software is a long-term asset and is the Robotics-built control system software for operating the machines that Robotics has been manufacturing and selling, and continues to sell to various industries. The software is used to drive the motion simulation robots that have been sold for bio medical research, positioning system robots for automotive production and motion testing robots for oil pipelines. An analysis of the new robotic capability or features that each new software project supports is conducted after the software project is completed and after the new capability is tested functionally in the robot. The results of this analysis are used to determine the expected life of the software for this new capability in terms of future revenues, and with a view toward not overstating this asset at any time over its useful life on a reasonable and consistent basis. This software is co-owned with the Hexel Corporation (see Note
2), the corporation that patented the robotic technology and licensed the robotic technology to Robotics. Management believes that the value of the software was not impaired at March 31, 2005. The amortization periods for the software development asset have been determined to be five and ten years. The five year amortization period applies to the portion of the asset that was developed to support additional generic motion control systems. The ten year amortization period applies to the portion of the asset that was developed as additions to the core application programming, essential to the basic operation of the robot.

                                                              Form 8-KA2 Page 17


                         PARALLEL ROBOTICS SYSTEMS INC.
                          NOTES TO FINANCIAL STATEMENTS

The following is the anticipated amortization expense for the next five years for the software development asset as of March 31, 2005:

For the Year Ended                 Amortization
March 31,                          Expense
------------------                 ------------

2006                               $     15,314
2007                                     15,314
2008                                     14,162
2009                                     11,644
2010                                      9,807

Thereafter                         $     30,390


NOTE 5 -- SHAREHOLDERS' DEFICIT

At March 31, 2005 and 2004, the Company had no shares of common stock issued and outstanding (see Note 8 discussing the effect of the acquisition of Robotics by Kingston). At March 31, 2005 and 2004, the Company had an accumulated deficit of $1,685,293 and $1,319,549, respectively.

NOTE 6 -- INCOME TAXES

The Company has had net operating losses since its inception. As of March 31, 2005, the Company had net operating loss carry-forwards for federal income tax reporting purposes of approximately $1,617,028 which, if unused, will expire beginning 2022 (Control of Robotics changed with the acquisition by Kingston. In accordance with the internal revenue code, the accumulated losses of Robotics incurred prior to its acquisition by Kingston is limited to an annual amount of approximately $79,531 and a total limit of approximately $1,590,627 over a 20 year period).

The deferred tax asset and the provision for income taxes for the years ended March 31, 2005 and 2004 were:

For the years ended March 31,                             2005             2004
-------------------------------------------------------------------------------
Operating loss carry-forwards                      $   602,229      $   438,154
Allowance for bad debts                                  2,700               --
Software development costs                              38,276           51,832
Valuation allowance                                   (643,205)        (489,986)
                                                   -----------      -----------
Net Deferred Tax Asset                             $        --      $        --
                                                   ===========      ===========


For the years ended March 31,                             2005             2004
-------------------------------------------------------------------------------
Tax at federal statutory rate (34%)                $  (132,010)     $  (284,353)
Non-deductible expenses                                    573           54,311
State tax benefit                                      (21,782)         (46,918)
Change in valuation allowance                          153,219          276,960
                                                   -----------      -----------
Provision for Income Taxes                         $        --      $        --
                                                   ===========      ===========

NOTE 7 -- COMMITMENTS AND CONTINGENCIES

Robotics has a lease obligation for office space and an assembly/ research and development facility in Hampton, New Hampshire, which is accounted for as an operating lease. The lease was executed in 2002 and the term of the lease is five years, ending March 31, 2007. The lease includes a base rent and common area/maintenance payment. The payment for the fiscal year 2005-2006 is expected to be $26,267. The lease does not have a renewal clause for the period subsequent to March 31, 2007. As discussed in Note 2, Robotics shares office space with Holo-Dek. The costs of leasing the facility in Hampton, New Hampshire was allocated between the two companies beginning mid-year 2004 based upon square footage. Total lease expense for the year ended March 31, 2005 and 2004 was $56,897 and $102,882, respectively.

                                                              Form 8-KA2 Page 18


                         PARALLEL ROBOTICS SYSTEMS INC.
                          NOTES TO FINANCIAL STATEMENTS

NOTE 8 -- SUBSEQUENT EVENT

On August 18, 2005, Kingston acquired 100% of the issued and outstanding common stock of Robotics for one dollar, as a result of which acquisition Robotics became a wholly-owned subsidiary of Kingston. One share of Robotics common stock was created to accommodate the purchase. An Exchange Agreement was signed between Kingston, Robotics and the Trust. The Trust, as a lender of capital to Robotics and as payee, was issued a $1,836,752 promissory note ("the Note") by Robotics (this amount represents the purchase price for Robotics). The Trust acquired shares in Kingston by assigning to Kingston, as consideration, its rights as payee under the Note, in exchange for 612,251 newly issued shares of Kingston's common stock, recorded on the books of Kingston at $3.00 per share, which resulted in $6,123 of common stock and $1,830,629 of additional paid-in capital. Kingston, as the new payee under the Note, then cancelled the Note, and any obligations of Robotics under the Note. Kingston filed a Form 8-K on this transaction on August 19, 2005 and a Form 8-KA on October 26, 2005

This transaction has been accounted for in accordance with SFAS No. 141, "Business Combinations," using the purchase method of accounting. Kingston evaluated the preliminary fair values of the assets acquired and liabilities assumed (valued at $49,321) as of the date of acquisition. The purchase of Robotics on August 18, 2005 resulted in the recording of the excess of cost over the fair value of acquired net assets (goodwill) of $1,787,431. Subsequent to the acquisition, Kingston immediately evaluated the goodwill for impairment and determined that it was impaired.